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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 23, 2001

Southwestern Public Service Company
(Exact name of registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

001-3789	75-0575400
(Commission File Number)	(IRS Employer Identification No.)
Tyler at Sixth Street Amarillo, Texas	79101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 571-7511

(Former name or former address, if changed since last report)

Item 5. Other Events

    On October 23, 2001, Southwestern Public Service Company, a New Mexico corporation (the "Company") entered into an Underwriting Agreement and filed with the Securities and Exchange Commission a prospectus supplement relating to $500,000,000 in aggregate principal amount of the Company's Series B Senior Notes, 5.125% due 2006.

Item 7. Financial Statements and Exhibits.

Exhibits
1.01
Underwriting Agreement, dated October 23, 2001 between Southwestern Public Service Company and Lehman Brothers Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc., BNY Capital Markets, Inc., Commerzbank Capital Markets Corp., Tokyo-Mitsubishi International plc, Wells Fargo Brokerage Services, LLC, and Westdeutsche Landesbank Girozentrale relating to $500,000,000 principal amount of Series B Senior Notes, 5.125% due 2006.
4.01
Second Supplemental Trust Indenture, dated October 1, 2001, between Southwestern Public Service Company and The Chase Manhattan Bank as Trustee, creating $500,000,000 principal amount of Series B Senior Notes, 5.125% due 2006.
5.01	Opinion of Hinkle, Hensley, Shanor & Martin, L.L.P.
12.01	Computation of ratio of earnings to fixed charges and pro forma ratio of earnings to fixed charges.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Southwestern Public Service Company (a New Mexico Corporation)
By:	/s/ PAUL E. PENDER Name: Paul E. Pender Title: Vice President and Treasurer

Dated: October 24, 2001

2

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits.
SIGNATURES